UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2024

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report, Moleculin Biotech, Inc., (the “Company”) held its 2024 Annual Meeting of Stockholders (the "Annual Meeting") at which the Company’s stockholders approved the Moleculin Biotech, Inc. 2024 Stock Plan (the “2024 Plan”). For more information about the 2024 Plan, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 13, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2024 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on October 24, 2024. As of August 26, 2024, the record date for the Annual Meeting, there were 2,844,527 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 1,545,043 shares, or 54.3%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held.

Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting. Each of these proposals is described in greater detail in the Proxy Statement.

Proposal 1. Election of Directors - The Company's stockholders elected Walter V. Klemp, Robert E. George, Michael D. Cannon, John Climaco, Elizabeth A. Cermak, and Joy Yan to serve until the 2025 Annual Meeting of Stockholders, or until such person's successor is qualified and elected.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	626,761	165,796	752,486
Robert E. George	649,746	142,811	752,486
Michael D. Cannon	619,570	172,987	752,486
John Climaco	629,445	163,112	752,486
Elizabeth A. Cermak	630,154	162,403	752,486
Joy Yan	631,199	161,358	752,486

Proposal 2. Ratify Grant Thornton LLP as Independent Registered Public Accountant - The Company's stockholders ratified the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024, by the following vote:

Votes For	Votes Against	Abstain
1,188,732	349,405	6,906

Proposal 3. Vote to Approve the 2024 Stock Plan - The Company's stockholders approved the Moleculin Biotech, Inc. 2024 Stock Plan, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
559,463	230,943	2,151	752,486

Proposal 4. Vote on a Non-binding, Advisory Resolution to Approve Executive Compensation - The Company's stockholders approved a non-binding, advisory resolution to approve executive compensation, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
538,730	246,066	7,761	752,486

Proposal 5. The Nasdaq Proposal - The Company's stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), (i) the issuance of up to 5,056,054 shares of Company common stock upon the exercise of certain warrants issued on August 19, 2024; and (ii) the repricing of warrants to purchase up to 895,834 shares of Company common stock originally issued on December 26, 2023, from $9.60 per share to $2.23 per share and to extend the termination date of such warrants to five years from the date the Company’s stockholders approve such amendment. The votes on the matter were :

Votes For	Votes Against	Abstain	Broker Non-Votes
574,012	215,240	3,305	752,486

Proposal 6. Vote to Approve an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements - An amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements was not approved. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of two-thirds of the Company's outstanding shares of common stock is required. The votes on the matter were:

Votes For	Votes Against	Abstain	Broker Non-Votes
620,396	169,514	2,647	752,486

Proposal 7. Vote to Authorize the adjournment of the Annual Meeting - The authorization to allow for the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve Proposal 3 or Proposal 5 was approved. The votes on the matter were:

Votes For	Votes Against	Abstain	Broker Non-Votes
605,393	183,194	3,970	752,486

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Moleculin Biotech, Inc. 2024 Stock Plan
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2024	MOLECULIN BIOTECH, INC.

	By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer